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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       DATE OF REPORT (date of earliest event reported): October 30, 2000



                               EDGAR ONLINE, INC.
               (Exact name of registrant as specified in charter)

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
          DELAWARE                  0-26071                06-1447017
(State or Other Jurisdiction      (Commission            (I.R.S. Employer
      of incorporation)           File Number)           Identification No.)
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                              50 Washington Street
                           Norwalk, Connecticut 06854
             (Address of principal executive offices, with zip code)

                                 (203) 852-5666
              (Registrant's telephone number, including area code)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On October 30, 2000, EDGAR Online, Inc. (the "Registrant") acquired Financial Insight Systems, Inc., a private Maryland corporation ("FIS"), pursuant to the terms and conditions of an Agreement and Plan of Merger dated October 18, 2000 ("Merger Agreement") among the Registrant, FIS, FIS Acquisition Corp., the Registrant's wholly-owned subsidiary ("Acquisition Corp.") and the Principal Stockholders of FIS as named in the Merger Agreement. Pursuant to the Merger Agreement, FIS was merged with and into Acquisition Corp. as the surviving corporation and upon consummation of the merger Acquisition Corp. changed its name to Financial Insight Systems, Inc. in the State of Delaware (hereinafter, "FIS DE").

         Pursuant to the Merger Agreement, the Registrant agreed to acquire 100 percent of the outstanding shares of common stock of FIS in consideration of (i) the issuance of an aggregate of 2,450,000 restricted shares of common stock of the Registrant, (ii) the payment of $17,765,000, consisting of (X) a cash payment (generated from internal funds of the Registrant) of $11,765,000 and (Y) a series of two-year 7.5% Senior Subordinated Secured Promissory Notes of the Registrant and FIS DE in the principal amount of $6,000,000, (collectively, the "Merger Consideration"). The Merger Consideration was allocated to the Principal Stockholders based on each stockholder's pro-rata interest in FIS. It is intended that the merger be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986.

         The assets of FIS acquired in connection with the Merger Agreement included, without limitation, tangible and intangible property. For the foreseeable future, the Registrant intends to utilize such assets in connection with the operations of the business of FIS DE.

         At the closing of the acquisition, Albert E. Girod, FIS' President and Chief Executive Officer, executed a two-year employment agreement with the Registrant to serve as its Chief Technology Officer and Executive Vice President. Pursuant to the employment agreement, Mr. Girod will also serve as the Chief Executive Officer of FIS DE.

         Additional information with respect to the acquisition of FIS is set forth in the Merger Agreement and Employment Agreement of Albert E. Girod which are incorporated herein by reference and attached hereto as Exhibits to this Form 8-K.

ITEM 5. OTHER EVENTS

         On October 27, 2000, Mr. Marc Bell resigned as a director of the Registrant. While the Board of Directors of the Registrant has not yet appointed any individual to replace the vacancy left on the Board by Mr. Bell's s resignation, Albert E. Girod was appointed as a director of the Registrant in connection with the Registrant's acquisition of Financial Insight Systems, Inc. as described under Item 2 above.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Business Acquired.
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             The required financial statements will be filed by amendment not later than 60 days after October 30, 2000.

         (b) Pro forma financial information.

             The required pro forma financial statements will be filed by amendment not later than 60 days after October 30, 2000.

         (c) Exhibits.

             2.2 Agreement and Plan of Merger dated as of October 18, 2000 among EDGAR Online, Inc., FIS Acquisition Corp., Financial Insight Systems, Inc. and the Principal Stockholders of Financial Insight Systems, Inc.

             10.27 Employment Agreement between the Registrant and Albert E.
                   Girod

             17.1 Resignation Letter of Marc Bell
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized


                                      EDGAR Online, Inc.



Dated:  November 8, 2000              By:  /s/ Tom Vos
                                           Tom Vos
                                           President and Chief Operating Officer
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                                  EXHIBIT INDEX

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
Exhibit
Number       Description of Document
------       -----------------------
2.2          Agreement and Plan of Merger dated as of October 18, 2000 among
             Registrant, FIS Acquisition Corp. Financial Insight Systems, Inc.
             and the Principal Stockholders named therein
10.27        Employment Agreement between the Registrant and Albert E. Girod
17.1         Resignation Letter of Marc Bell
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